UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 29, 2015

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.
1-3016	WISCONSIN PUBLIC SERVICE CORPORATION	39-0715160
(A Wisconsin Corporation)
700 North Adams Street
P. O. Box 19001
Green Bay, WI 54307-9001
(800) 450-7260

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 29, 2015, Integrys Energy Group, Inc., a Wisconsin corporation (the “Predecessor Company”) completed the previously announced mergers contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 22, 2014, by and among Wisconsin Energy Corporation (n/k/a WEC Energy Group, Inc.), a Wisconsin corporation (“Parent”), the Predecessor Company, WEC Acquisition Corp., a Wisconsin corporation (“Merger Sub”) and Integrys Holding, Inc. (f/k/a GET Acquisition Corp.), a Wisconsin corporation (the “Company”).  Pursuant to the Merger Agreement, (i) Parent formed Merger Sub and the Company, which became parties to the Merger Agreement through execution of a joinder agreement, (ii) Merger Sub merged with and into the Predecessor Company (the “Initial Merger”), with the Predecessor Company continuing as the surviving corporation and wholly owned subsidiary of Parent (the “Initial Surviving Corporation”) and (iii) immediately following the Initial Merger, the Initial Surviving Corporation merged with and into the Company, with the Company continuing as the surviving corporation and wholly owned subsidiary of Parent (the “Subsequent Surviving Corporation” and such merger, the “Subsequent Merger” and, together with the Initial Merger, the “Merger”).

As of the effective time of the Subsequent Merger (the “Subsequent Merger Effective Time”) and by operation of law, the registrant, Wisconsin Public Service Corporation, a Wisconsin corporation (“WPSC”), which was a subsidiary of the Initial Surviving Corporation prior to the Subsequent Merger Effective Time, became a subsidiary of the Subsequent Surviving Corporation.

Item 5.01. Changes in Control of the Registrant.

The disclosure under the heading “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2015, in connection with the completion of the Merger, all of the individuals who were serving as directors of WPSC immediately prior to the Initial Merger resigned, and Allen L. Leverett, J. Patrick Keyes, Susan H. Martin, and J. Kevin Fletcher were elected as the directors of WPSC.  No director resigned because of any disagreement with WPSC on any matter relating to its operations, policies or practices.  There are no committees of the Board of Directors of WPSC.

In addition, in connection with the completion of the Merger, all of the individuals who were serving as officers of WPSC immediately prior to the Initial Merger were terminated from their positions as of June 29, 2015.  Among others, Allen L. Leverett (age 48) became the Chairman, President and Chief Executive Officer of WPSC, J. Patrick Keyes (age 49) became the Chief Financial Officer of WPSC, and Stephen P. Dickson (age 54) became the Controller of WPSC.

Mr. Leverett was appointed President of Parent in August 2013. He also has served as the principal executive officer of Parent’s electric utility generation operations since March 2011.  Mr. Leverett joined Parent in 2003 as Chief Financial Officer.  In May 2004, he was named Executive Vice President and Chief Financial Officer of Parent and Parent’s subsidiaries, Wisconsin Electric Power Company and Wisconsin Gas LLC, and served in this role until March 2011.  Wisconsin Electric and Wisconsin Gas operate under the trade name of “We Energies.”

Mr. Keyes was appointed Executive Vice President and Chief Financial Officer of Parent and We Energies in September 2012.  Prior to joining Parent in April 2011 as Vice President and Treasurer, Mr. Keyes had been a Senior Executive with Accenture since September 2001.

Mr. Dickson has served as Controller of Parent and We Energies since 2000 and as Vice President since 2005.

There are no family relationships between Messrs. Leverett, Keyes, and Dickson and any director or executive officer of WPSC, and neither of them has any direct or indirect material interest in any transactions with WPSC.

Item 5.03.  Amendments to Articles of Incorporation and Bylaws.

Effective June 29, 2015, WPSC amended its By-laws to provide that the number of directors of WPSC shall be fixed from time to time by the directors or shareholders of WPSC and shall be a minimum of three.  The previous provision provided that the Board of Directors of WPSC would consist of eight directors.

A copy of the amendment to the By-laws is attached as Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

3.1                               Amendment, dated June 29, 2015, to By-laws of Wisconsin Public Service Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN PUBLIC SERVICE CORPORATION
(Registrant)

	By:	/s/ Stephen P. Dickson
Name: Stephen P. Dickson
Title: Vice President and Controller

Dated: June 29, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment, dated June 29, 2015, to By-laws of Wisconsin Public Service Corporation